Exhibit 23.2





August 1, 1996



MasTec, Inc.

3155 N.W. 77th Avenue
Miami, Florida 33122
United States

Attention:  Mrs. Carmen Sabater



Dear Sirs,

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 26, 1996 relating to the financial statements of Sintel, S.A. which appears in MasTec, Inc.'s Current Report on Form 8-K/A dated July 15, 1996.

Yours faithfully,

ARTHUR ANDERSEN



/s/ Juan Ramirez
- ---------------------
Juan Ramirez Aguero